Exhibit 99.1

Attachment 2

                                   THIRD QUARTER PER SHARE RESULTS

                                        WESTERN RESOURCES, INC.

                                       Earnings(1)       Adj. Earnings(2)      Cash Flow(3)
Quarter Ended September 30,           1999     1998       1999      1998       1999     1998
Utility(4)                           $1.28    $1.08      $1.36     $1.16      $1.90    $1.69
ONEOK                                 0.12     0.10       0.12      0.10       0.12     0.10
Protection One                       (0.27)   (0.04)     (0.18)     0.04       0.41     0.44
Other (Net of Interest on
  Unallocated Debt)                  (0.11)   (0.11)     (0.11)    (0.11)     (0.10)   (0.11)
Earnings Before Non-Operating
  COLI and Non-Recurring Events      $1.02    $1.03      $1.19     $1.19      $2.33    $2.12
Western Resources -
  Non-Operating COLI                 (0.02)    0.01      (0.02)     0.01      (0.02)    0.01
  Non-Recurring Events -             (0.02)   (0.02)     (0.02)    (0.02)     (0.02)   (0.02)
Protection One -
  Increased Amortization Expense     (0.32)    0.00      (0.32)     0.00       0.17     0.00
  Non-Recurring Events                0.06     0.06       0.06      0.06       0.09     0.06
     Total Earnings per Share        $0.72    $1.08      $0.89     $1.24      $2.55    $2.17

(1) Line of business reporting does not reflect intercompany eliminations.
(2) Earnings + goodwill amortization.
(3) Earnings + depreciation and amortization.
(4) Interest expense is allocated on $1.9 billion of debt.

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